EXHIBIT 5.1

[LETTERHEAD OF WHITEMAN OSTERMAN & HANNA LLP]

July 12, 2006

DayStar Technologies, Inc.

13 Corporate Drive

Halfmoon, NY 12065

Ladies and Gentlemen:

We have examined the Registration Statement on Form S-3 filed with the Securities and Exchange Commission (the “Commission”) by DayStar Technologies, Inc., a Delaware corporation (the “Company”), on or about July 12, 2006 (the “Registration Statement”), in connection with the registration under the Securities Act of 1933, as amended (the “Securities Act”), of the proposed resale, from time to time, by the selling security holders (the “Selling Stockholders”) specified in the Registration Statement and the prospectus associated therewith (the “Prospectus”), of an aggregate of 3,544,302 shares of the Company’s Common Stock, (i) none of which are presently issued and outstanding, (ii) 1,695,652 shares of which are issuable upon conversion of the 7.5% Senior Secured Convertible Note (the “Note”), (iii) 63,866 shares of which are issuable as payment of interest on the Note, (iv) 1,733,334 shares of which are exercisable upon exercise of warrants issued in connection with the issuance of the Note, and (v) 51,450 of which are issuable to consultants in connection with the exercise of certain warrants granted to consultants. The Common Stock may be sold from time to time by the Selling Stockholder as set forth in the Registration Statement, the Prospectus and any supplements to the Prospectus.

In rendering this opinion, we have examined such matters of fact as we have deemed necessary in order to render the opinions set forth herein, which included examination of the following:

(1)	the Company’s Certificate of Amendment of Certificate of Incorporation, as amended

(2)	the Company’s Amended and Restated Bylaws, certified by the Company’s Secretary on May 25, 2006;

(3)	the Registration Statement, together with the exhibits incorporated therein by reference,

(4)	the Prospectus prepared in connection with the Registration Statement;

(5)	the minutes of meetings and actions by written consent of the Company’s incorporator(s), stockholders and Board of Directors that are contained in the Company’s minute books that are in our possession;

(6)	a statement from the Company as of the date hereof as to the number of (i) outstanding shares of capital stock and (ii) issued and outstanding options, warrants and rights to purchase capital stock;

(7)	a certificate from the Company’s transfer agent as to the number of outstanding shares of the Company’s capital stock as of June 5, 2006; and

(8)	a Management Certificate addressed to us and dated of even date herewith executed by the Company with respect to certain factual matters.

In our examination of documents for purposes of this opinion, we have assumed, and express no opinion as to, the genuineness of all signatures on original documents, the authenticity and completeness of all documents submitted to us as originals, the conformity to originals and completeness of all documents submitted to us as copies, the legal capacity of all persons or entities executing the same, and the lack of any undisclosed termination, modification, waiver or amendment to any document reviewed by us and the due authorization, execution and delivery of all such documents, where due authorization, execution and delivery are prerequisites to the effectiveness thereof. We have also assumed that certificates representing the Common Stock will have been properly signed by authorized officers of the Company or their agents.

As to matters of fact relevant to this opinion, we have relied solely upon our examination of the documents referred to above and have assumed the current accuracy and completeness of the information included in the documents referred to above and the representations and warranties made by representatives of the Company to us, including but not limited to those set forth in the Management Certificate. We have made no independent investigation or other attempt to verify the accuracy of any of such information or to determine the existence or non-existence of any other factual matters.

We are admitted to practice law in the state of New York, and this opinion is rendered only with respect to, and no opinion is expressed herein concerning the application or effect of the laws of any jurisdiction other than, (i) the existing laws of the United States of America, (ii) the existing laws of the state of New York and (iii) the Delaware General Corporation Law, the Delaware Constitution and reported judicial decisions interpreting these laws.

Based upon the foregoing, we are of the opinion that the shares of Common Stock to be issued to and sold by the Selling Stockholder, when issued in the manner stated in the Notes, the warrants and the Registration Statement, will be validly issued, fully paid and nonassessable.

We consent to the use of this opinion as an exhibit to the Registration Statement and further consent to all references to us, if any, in the Registration Statement, the Prospectus constituting a part thereof and any amendments thereto. This opinion is intended solely for use in connection with issuance and sale of shares subject to the Registration Statement and is not to be relied upon for any other purpose. This opinion speaks as of the date first written above, and we assume no obligation to advise you of any fact, circumstance, event or change in the law or the facts that may hereafter be brought to our attention whether or not such occurrence would affect or modify the opinions expressed herein.

Very truly yours,

/S/ Whiteman, Osterman & Hanna